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Registration No. 333-224476
Filed pursuant to Rule 424(b)(5)

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 6, 2018)

$90,000,000 Common Stock

         Pursuant to this prospectus supplement, McEwen Mining is offering shares of common stock, no par value, in a public offering. We have entered into an equity distribution agreement dated November 8, 2018 (the "equity distribution agreement"), with UBS Securities LLC ("UBS") and BMO Capital Markets Corp. ("BMOCM", together with UBS, "Lead Agents") and Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and A.G.P. / Alliance Global Partners (together with the Lead Agents, the "Agents" and individually, an "Agent"), relating to the offer and sale from time to time of shares our common stock having an aggregate offering price of up to $90,000,000 pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock from time to time through any or all of the Agents, as sales agents. Sales of the shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market" equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or "Securities Act". The Agents are not required to sell any specific number or dollar amount of shares of our common stock but will use their commercially reasonable efforts, as our sales agents and subject to the terms of the equity distribution agreement, to sell the shares of our common stock offered, as instructed by us.

         The Agents will be entitled to compensation under the terms of the equity distribution agreement at a commission rate of 2% of the gross sales price per share sold by such Agent. In connection with any sale of shares of our common stock on our behalf, such Agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act. See section titled "Plan of Distribution" on page S-8 of this prospectus supplement.

         Under the terms of the equity distribution agreement, we also may sell shares of our common stock to any or all of the Agents as principal for their own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to any or all of the Agents, as principal, we will enter into a separate agreement with the applicable Agent and we will describe that agreement in a separate prospectus supplement or pricing supplement.

         Our common stock is listed on both the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSX"), both under the symbol "MUX." On November 7, 2018, the last reported sale price of our common stock on the NYSE and the TSX was $1.88 per share and C$2.48 per share, respectively. We have applied to the NYSE and the TSX for the listing of the additional shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. Listing will be subject to us fulfilling all the listing requirements of the NYSE and the TSX.

         This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of our common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. This offering is being made only in the United States. No sales will be made in Canada, whether through the facilities of the TSX or on any other Canadian exchange, or in any other jurisdiction or on any other trading market where sales of our common stock is not registered or authorized to be sold.

         Investing in the shares of our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus to read about risks that you should consider before buying shares of our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in the shares of our common stock.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UBS Investment Bank	BMO Capital Markets
Cantor	H.C. Wainwright & Co.
Roth Capital	A.G.P.

The date of this prospectus supplement is November 8, 2018.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the Agents have authorized anyone to provide you with different information, and neither we nor the Agents take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-224476) that we filed with the Securities and Exchange Commission and that became effective on July 6, 2018. Under this shelf registration process, we may, from time to time, offer debt securities, common stock, warrants, subscription rights, subscription receipts and units. This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated July 6, 2018, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined and the documents incorporated by reference herein and therein. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information."

        We are not, and the Agents are not, making an offer of our common stock in any jurisdiction where the offer is not permitted, including in Canada.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "$" or "dollar" are to the lawful currency of the United States. We refer to Canadian dollars as C$. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investment, legal, tax, business, financial and related advice regarding the purchase of our shares of common stock. We are not making any representation to you regarding the legality of an investment in our shares of common stock by you under applicable investment or similar laws.

 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

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  statements about our anticipated exploration results, costs and feasibility of production, production estimates, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

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  statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

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  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates", "will", "may", "contemplate", "intend", "could", "plan", "shall", "can" or similar expressions used in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference.

        Forward-looking statements and information are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

        The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the "Risk Factors" section in our report on Form 10-K and other filings with the SEC and the following:

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  our ability to raise funds required for the execution of our business strategy;

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  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

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  decisions of foreign countries, banks and courts within those countries;

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  unexpected changes in business, economic and political conditions;

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  operating results of Minera Santa Cruz S.A. ("MSC");

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  fluctuations in interest rates, inflation rates, currency exchange rates or commodity prices;

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  timing, quality of ore and amount of mine production;

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  our ability to retain and attract key personnel;

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  technological changes in the mining industry;

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  changes in operating, exploration or overhead costs;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

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  results of current and future exploration activities;

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  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

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  changes in our business strategy;

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  interpretation of drill hole results and the geology, grade and continuity of mineralization;

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  the uncertainty of reserve estimates and timing of development expenditures;

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  litigation or regulatory investigations and procedures affecting us;

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  local and community impacts and issues including criminal activity and violent crimes;

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  accidents, public health issues and labor disputes;

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  our continued listing on a public exchange;

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  uncertainty relating to title to mineral properties; and

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  changes in relationships with the local communities in the areas in which we operate.

        We caution you not to put undue reliance on these statements, which speak only as of the date on which it is made. Further, the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not intend to, update any forward-looking statements made herein.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about McEwen Mining Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of McEwen Mining, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, "common stock" means our common stock, no par value, offered by this prospectus supplement. As used in this prospectus supplement, unless the context indicates otherwise, the terms "we," "our," "us" and the "company" refer to McEwen Mining Inc. and its consolidated subsidiaries, and references to "McEwen Mining" refer to McEwen Mining Inc. at its parent company level, excluding its subsidiaries.

 Overview

        McEwen Mining is engaged in the exploration for, development of, production and sale of gold and silver and, with the acquisition of the Los Azules project in 2012, exploration for copper. On January 24, 2012, we changed the name of the Company from U.S. Gold Corporation to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada. We were incorporated under the laws of the State of Colorado on July 24, 1979.

        We operate our business in Argentina, Mexico, Canada and the United States. We own a 49% interest in Minera Santa Cruz S.A., owner of the producing San José silver-gold mine in Santa Cruz, Argentina, which is operated by the joint venture majority owner, Hochschild Mining plc. We also own a 100% interest in the Black Fox gold mine in Timmins, Ontario, Canada, the El Gallo Project in Sinaloa, Mexico, the Gold Bar gold project in Nevada, the Los Azules copper deposit in San Juan, Argentina, the Fenix silver-gold project in Sinaloa, Mexico, and a portfolio of exploration properties in Argentina, Mexico, Nevada, and Timmins, Ontario, Canada.

        Our objective is to increase the value of our shares through the exploration and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as the sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We hold our mineral interests and property and operate our business through various subsidiary companies, and except for MSC, each of which is owned entirely, directly or indirectly, by us.

        Our principal executive office is located at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico; Elko, Nevada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on the NYSE and on the TSX, in each case under the symbol "MUX".

        The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement.

 The Offering

Issuer	McEwen Mining Inc., a Colorado corporation.
Common Stock Offered By Us	Shares of common stock of McEwen Mining having an aggregate offering price of up to $90,000,000.
Common Stock to be Outstanding After This Offering(1)

Up to 47,872,341 shares, assuming sales at a price of $1.88 per share, which was the closing price of our common stock on the NYSE on November 7, 2018. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distributions	"At the market" offering that may be made from time to time through the Agents. See "Plan of Distribution" on page S-8 of this prospectus supplement.
Use of Proceeds

We currently intend to use the net proceeds of this offering to fund working capital and for general corporate purposes. Until we use the net proceeds from this offering for the purposes described herein, we may invest them in short-term, investment-grade, interest-bearing investments and U.S. government securities. See "Use of Proceeds" on page S-4.

Risk Factors

An investment in our securities involves risks. See "Risk Factors" on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference herein for a description of certain of the risks you should consider before investing in our common stock.

NYSE and TSX symbol	MUX.

(1)
The number of shares of common stock to be outstanding after this offering includes approximately 337,286,000 shares of common stock outstanding as of September 30, 2018 and excludes 6,014,470 shares of common stock underlying the stock options outstanding as of September 30, 2018.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described herein and those described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Additional Risks Relating to this Offering

         Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

        Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. All of the net proceeds will be used at the discretion of management to fund working capital and for general corporate purposes. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay the exploration or development at any of our mines or exploration projects. Pending their use, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

         We may sell additional equity or debt securities to fund our operations, which may result in dilution to our stockholders and impose restrictions on our business.

        In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which would result in dilution to all of our stockholders or impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

 USE OF PROCEEDS

        We may issue and sell shares of our common stock from time to time having up to an aggregate offering price of $90,000,000. Because there is no minimum offering amount required as condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the equity distribution agreement with the Agents as a source of financing.

        We currently intend to use the net proceeds of this offering to fund working capital and for general corporate purposes.

        The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors and, as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Until we use the net proceeds from this offering for the purposes described above, we may invest them in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. or Canadian government securities.

 MARKET PRICE OF OUR COMMON STOCK

        Our common stock is quoted on the NYSE and the TSX under the symbol "MUX." The following table sets forth for each of the quarterly periods indicated the range of high and low sales prices in U.S. dollars or Canadian dollars of our common stock on the NYSE and TSX, respectively.

	NYSE		TSX (C$)
	High	Low	High	Low
Year Ended December 31, 2016
First Quarter	$2.13	$0.96	$2.84	$1.41
Second Quarter	3.85	1.80	4.99	2.36
Third Quarter	4.92	3.33	6.44	4.38
Fourth Quarter	3.74	2.51	4.93	3.40
Year Ended December 31, 2017
First Quarter	$4.43	$2.84	$5.83	$3.84
Second Quarter	3.30	2.47	4.40	3.30
Third Quarter	2.86	1.94	3.53	2.40
Fourth Quarter	2.38	1.82	2.97	2.33
Year Ending December 31, 2018
First Quarter	$2.55	$1.87	$3.15	$2.40
Second Quarter	2.32	2.02	3.00	2.55
Third Quarter	2.52	1.86	3.28	2.44
Fourth Quarter (as of November 7, 2018)	2.44	1.88	3.20	2.44

        On November 7, 2018, the closing sale price of our common stock as reported on the NYSE was $1.88 per share and on the TSX was C$2.48 per share. On November 7, 2018, the number of our stockholders of record was 4,248 and the number of outstanding shares of common stock was 337,286,381.

 DIVIDEND HISTORY

        We have paid a dividend, which is defined as a return of capital since we have accumulated losses and cannot distribute from retained earnings, on our common stock since 2015. When we issued the semi-annual distributions during 2017, an assessment was made that the distribution would be treated as a return of capital, since we expected to report a net loss and did not have retained earnings. This assessment was the support required to characterize the distributions as return of capital. In light of the TCJA, enacted on December 22, 2017, we incurred a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax-deferred. As a result of the inclusion of our subsidiaries' foreign earnings, we now expect to report net income for tax purposes. As a result, the distributions made during 2017 have been re-characterized as taxable dividends.

        For calendar year 2016, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 12, 2016, and we paid the second installment of $0.005 per share of common stock on August 29, 2016.

        For calendar year 2017, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 14, 2017. We paid the second semi-annual return of capital installment of $0.005 per share of common stock on August 17, 2017 to holders of record of our common stock on August 14, 2017.

        For calendar year 2018, we paid the first semi-annual dividend installment of $0.005 per share of common stock on February 14, 2018, and we paid the second installment of $0.005 per share of common stock on September 4, 2018 to holders of record of our common stock on August 27, 2018.

        We expect to continue our policy of paying regular cash dividends, although there is no assurance as to future dividends because they are dependent upon our future growth and earnings, of which there can be no assurance, as well as our future cash flow needs.

 DESCRIPTION OF COMMON STOCK

Common Stock

        This offering consists of shares of our common stock, no par value per share, with an aggregate offering price of up to $90,000,000.

        We are authorized to issue up to $90 million of common stock, no par value (or, assuming sales at a price of $1.88 per share, which was the closing price or our common stock on the NYSE on November 7, 2018, 47,872,341 shares of common stock, no par value). As of November 7, 2018, there were outstanding 337,286,381 shares of our common stock, which were held by approximately 4,248 stockholders of record.

        See "Description of Capital Stock—Common Stock" of the accompanying Prospectus.

PLAN OF DISTRIBUTION

        We have entered into an equity distribution agreement, dated as of November 8, 2018 with the Agents under which we may offer and sell shares of our common stock having an aggregate offering price of up to $90,000,000 from time to time. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market" equity offerings as defined in Rule 415 promulgated under the Securities Act. Sales of our common stock under this prospectus supplement, if any, will be made by means of ordinary brokers' transactions through the facilities of the NYSE or otherwise as may be agreed between us and the Agents. The Agents will not engage in any prohibited stabilizing transactions with respect to our common stock.

        This offering is being made only in the United States. No sales under this prospectus supplement will be made in Canada, whether through the facilities of the TSX or on any other Canadian exchange, or in any other jurisdiction in which the sale of our common stock is not registered or authorized to be sold. We will designate the maximum amount of our common stock, if any, to be sold through the Agents on a daily basis or otherwise as we and the Agents agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, each Agent will use its commercially reasonable efforts to sell on our behalf all of the common stock designated to such Agent. We may instruct the Agents not to sell any of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agents may suspend the offering of our common stock at any time and from time to time by notifying the other party.

        Each Agent will provide to us written confirmation following the close of trading on the NYSE each day in which shares of our common stock are sold by such Agent under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross sales proceeds and the net proceeds to us (before other expenses).

        We will pay the Agents a commission of 2% of the gross sales price per share of common stock sold through it as our agent under the equity distribution agreement. We have agreed to reimburse the Agents for certain of their expenses. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares of our common stock. We have agreed to reimburse the Agent for reasonable fees and disbursements related to their legal counsel in an amount not to exceed $120,000, and for certain other expenses. We estimate that the total expenses of the offering payable by us, excluding discounts and commissions, will be approximately $250,000.

        Settlement for sales of our common stock will occur on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon.

        If we or any of the Agents have reason to believe that our common stock is no longer an "actively-traded security" as defined under Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that party will promptly notify the others and sales of our common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

        The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by each of the Agents.

        In connection with the sale of the common stock on our behalf, the Agents will be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including civil liabilities under the Securities Act.

        Under the terms of the equity distribution agreement, we also may sell shares of our common stock to any or all of the Agents as principal for their own account at a price agreed upon at the time of sale. If we sell shares of our common stock to one of the Agents as principal, we will enter into a separate agreement with such Agent and we will describe this agreement in a separate prospectus supplement or pricing supplement.

        This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of McEwen Mining's common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by UBS and UBS may distribute this prospectus supplement and the accompanying prospectus electronically.

Listing

        Our common stock is listed on both the NYSE and the TSX, under the trading symbol "MUX."

Other Activities and Relationships

        The Agents and/or affiliates of the Agents have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future may receive customary compensation and expense reimbursement. Affiliates of the Agents may be lenders under our credit facilities in the future, and affiliates of the Agents may hold our securities. To the extent we use proceeds from this offering to repay indebtedness under our credit facilities or to repurchase or redeem our securities, such affiliates may receive proceeds from this offering. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (defined below) of the ownership and disposition of the shares of common stock purchased in the offering.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial decisions, and administrative determinations as of the date of this document. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances.

        Except where noted, this summary deals only with holders who hold shares of our common stock as capital assets, and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

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  a broker or dealer in securities or currencies;

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  a financial institution;

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  a regulated investment company;

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  a real estate investment trust;

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  a tax-exempt organization;

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  an insurance company;

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  a person holding shares of our common stock as part of a hedging, integrated, conversion, wash or constructive sale transaction or a straddle or synthetic security;

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  a trader in securities that has elected the mark-to-market method of accounting for its securities;

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  a person liable for alternative minimum tax;

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  a person who acquired shares of our common stock in a compensatory transaction;

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  a person whose "functional currency" is not the U.S. dollar;

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  a "controlled foreign corporation";

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  a "passive foreign investment company";

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  a U.S. expatriate; or

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  an entity taxable as a partnership for U.S. federal income tax purposes or other pass-through entity or an owner thereof.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you are urged to consult your tax advisors.

        THIS SUMMARY DOES NOT DISCUSS ANY U.S. STATE OR LOCAL, ESTATE OR ALTERNATIVE MINIMUM TAX CONSEQUENCES TO HOLDERS WHO HOLD SHARES OF OUR COMMON STOCK. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

        As used herein, a "non-U.S. holder" is a beneficial owner of the shares of our common stock purchased in the offering, other than a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) or a disregarded entity, that is not a U.S. holder. A "U.S. holder" is a beneficial owner of the shares of our common stock purchased in the offering that is for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        The rules governing U.S. federal income taxation of the acquisition, ownership and disposition, by a non-U.S. holder of our common stock are complex and no attempt is made herein to provide more than a summary of such rules.

Distributions

        If distributions are paid on shares of our common stock, the distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current or accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our common stock. Any remainder will constitute gain on the common stock, the treatment of which is described below under "—Sale or Exchange of Common Stock." Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits of which may be available to a non-U.S. holder. If the dividend is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and, if an applicable tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such non-U.S. holder, the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below), but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. holders generally. A corporate non-U.S. holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits of which may be available to a non-U.S. holder, on a portion of its effectively connected earnings and profits for the taxable year.

        Non-U.S. holders should consult their tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

        To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E (or other applicable form) for treaty benefits or IRS Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends. These forms must be periodically updated. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Sale or Exchange of Common Stock

        Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on the sale, exchange or other disposition of our common stock received in the offering unless:

  i)
  the gain is effectively connected with a United States trade or business of the non-U.S. holder and, if an applicable tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such non-U.S. holder;

  ii)
  in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either (A) such holder has a "tax home" in the United States or (B) income from such disposition is attributable to an office or other fixed place of business maintained by such holder in the United States; or

  iii)
  we are or have been a "United States real property holding corporation," or "USRPHC," as defined for U.S. federal income tax purposes, at any time within the shorter of the five-year period ending on the date of such disposition or such holder's holding period.

        Generally, a U.S. corporation is a USRPHC if at least 50% of the value of its real property and certain other assets consists of "U.S. real property interests." Because of our ownership of substantial interests in natural resources assets in the United States, it is possible that we are, or may become, a USRPHC. Notwithstanding the foregoing, any gain realized by a non-U.S. holder on the sale, exchange or redemption of our common stock will not be subject to U.S. federal income tax so long as the non-U.S. holder owned, directly, indirectly or constructively, no more than 5% of our common stock at all times within the shorter of the five year period ending on the date of such disposition or the holder's holding period, and our common stock is regularly traded on an established securities market. If we are, or were to become, a USRPHC and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our common stock is not regularly traded on an established securities market, a non-U.S. holder's proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

        A non-U.S. holder described in clause (i) above generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder (unless a specific treaty exemption applies). In addition, if a corporate non-U.S. holder falls under clause (i) above, it may be subject to an additional branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

        If an individual non-U.S. holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from a sale, which may be offset by certain U.S. capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of common stock are urged to consult their tax advisors as to the tax consequences of such sale.

        Non-U.S. holders should consult their tax advisors regarding the potential applicability of any income tax treaty to their particular circumstances.

Information Reporting and Backup Withholding Tax

        Generally, we must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividend is paid. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

        Backup withholding may apply to dividends paid with respect to our common stock. In certain circumstances, non-U.S. holders may avoid backup withholding if they provide a properly executed IRS Form W-8BEN or W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is a non-United States person) or otherwise establish an exemption.

        Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and backup withholding may be avoided if the holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is a non-United States person) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain foreign brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

FATCA

        The Foreign Account Tax Compliance Act ("FATCA") imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and other specified non-U.S. entities unless certain due diligence, reporting, withholding and certification requirements are satisfied.

        As a general matter, FATCA withholding tax applies to dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless:

  •
  the foreign entity is a "foreign financial institution" that undertakes specified due diligence, reporting, withholding and certification obligations or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement;

  •
  the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors; or

  •
  the foreign entity otherwise is exempted under FATCA.

        An intergovernmental agreement between the United States and an applicable non-U.S. government may modify these rules. Withholding is required with respect to dividends on our common stock and for dispositions that occur on or after January 1, 2019, with respect to gross proceeds from a sale or other disposition of our common stock.

        If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

        THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

LEGAL MATTERS

        Certain legal matters in connection with the offering are being passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Dorsey & Whitney LLP, Denver, Colorado will pass upon certain U.S. legal matters for the Agents.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and December 31, 2016 and for the years then ended, included in our annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of McEwen Mining Inc. and its subsidiaries for the year ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Minera Santa Cruz S.A. appearing in our annual report on Form 10-K/A for the fiscal year ended December 31, 2017 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Estimates of reserves for Minera Santa Cruz S.A. have been incorporated by reference in this prospectus in reliance upon the report of P&E Mining Consultants Inc. Such estimates and related information have been so included in reliance upon the authority of P&E Mining Consultants Inc. as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a "shelf" registration statement on Form S-3 relating to the securities that are offered by this prospectus supplement. This prospectus supplement together with the accompanying prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

        Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, then you should read the exhibit for a more complete understanding of the document or matter involved.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the NYSE at 20 Broad Street, New York, New York 10005. You may also find our SEC filings under "Investor Relations" on our website at www.mcewenmining.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until the offering of our securities under this registration statement is completed or withdrawn:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018, as amended May 16, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 2, 2018, for the quarter ended June 30, 2018, as filed with the SEC on July 31, 2018, as amended on August 2, 2018, and for the quarter ended September 30, 2018, as filed with the SEC on October 30, 2018;

  •
  the sections of our Definitive Proxy Statement on Schedule 14A for the 2018 annual meeting of shareholders filed on April 13, 2018 and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on December 15, 2017, February 28, 2018, March 2, 2018, April 26, 2018, May 29, 2018, June 19, 2018, August 1, 2018, August 16, 2018 and October 12, 2018; and

  •
  the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at: McEwen Mining Inc., 150 King Street West, Suite 2800, P.O. Box 24, Toronto, Ontario, Canada M5H 1J9, (647) 258-0395.

PROSPECTUS

MCEWEN MINING INC.

$200,000,000

Debt Securities
Common Stock
Warrants
Subscription Rights
Subscription Receipts
Units

        This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of warrants; or any combination of these securities upon the exercise or exchange of subscription rights or subscription receipts.

        This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on both the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSX"), both under the symbol "MUX." On May 25, 2018, the last reported sale price of our common stock on the NYSE and the TSX was $2.26 per share and C$2.91 per share, respectively.

        Investing in the shares of our common stock involves risks. See "Risk Factors" beginning on page 4 of this prospectus to read about risks that you should consider before buying shares of our common stock. You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in the shares of our common stock.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 6, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process. Under this process, McEwen Mining Inc. (which we generally refer to collectively as "we", "us", "McEwen Mining" or the "Company" in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, "Where You Can Find More Information" and "Incorporation of Certain Information by Reference," and any additional information you may need to make your investment decision.

        This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

        We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "$" or "dollar" are to the lawful currency of the United States. We refer to Canadian dollars as C$.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. The information contained on our website does not constitute a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of the registration statement and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018, as amended on May 16, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 2, 2018;

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on February 28, 2018, March 2, 2018 and April 26, 2018; and

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.
150 King Street West
Suite 2800, P.O. Box 24
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866)-441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

OUR COMPANY

        This summary below highlights selected information about our company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us, you should read carefully this entire prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

        We were organized under the laws of the State of Colorado on July 24, 1979. We are engaged in the exploration for, development of, production and sale of gold and silver and, with the acquisition of the Los Azules project in 2012, exploration for copper. On January 24, 2012, we changed the name of the Company from U.S. Gold Corporation to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada.

        We operate in Argentina, Mexico, Canada and the United States. We own a 49% interest in Minera Santa Cruz S.A. ("MSC"), owner of the producing San José silver-gold mine in Santa Cruz, Argentina, which is operated by the joint venture majority owner, Hochschild Mining plc. We also own and operate the El Gallo 1 mine in Sinaloa, Mexico and the Black Fox mine in Ontario, Canada. In addition, we own the Los Azules copper deposit in San Juan, Argentina, the El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada in the United States, and a portfolio of exploration properties in Argentina, Mexico, Nevada and Timmins, Ontario in Canada.

        On October 6, 2017, we acquired certain assets and liabilities from Primero Mining Corp., a British Columbia corporation ("Primero"). The assets we acquired from Primero (collectively, the "Assets") include the Black Fox Complex, an operating underground precious metal mine, associated mining claims and equipment located in the Township of Black River-Matheson, Ontario, Canada and the Grey Fox and Froome projects, exploration properties located near the Black Fox Complex. All of the Black Fox Complex, the Grey Fox and Froome projects are located in the historic Timmins mining district in Ontario where we already owned a number of exploration properties. We paid a purchase price of $27.5 million for the Assets, including the replacement of certain cash collateral securing reclamation obligations and the assumption of certain liabilities, including accounts payable and environmental liabilities.

        Our objective is to increase the value of our shares through the exploration and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as the sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We hold our mineral interests and property and operate our business through various subsidiary companies, and except for MSC, each of which is owned entirely, directly or indirectly, by us.

        Our principal executive office is located at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico; Elko and Reno, Nevada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on both the NYSE and the TSX under the symbol "MUX".

        The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

  •
  statements about our anticipated exploration results, cost and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

  •
  statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates", "will", "may", "contemplate", "intend", "could", "plan", "shall", "can" or similar expressions used in this prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference.

        Forward-looking statements and information are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, not all of which are known to us. There can be no assurance that such statements and information will prove to be accurate.

Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

        The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the "Risk Factors" section in our report on Form 10-K and the following:

  •
  our ability to raise funds required for the execution of our business strategy;

  •
  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

  •
  decisions of foreign countries, banks and courts within those countries;

  •
  unexpected changes in business, economic and political conditions;

  •
  operating results of Minera Santa Cruz S.A.;

  •
  fluctuations in interest rates, inflation rates, currency exchange rates or commodity prices;

  •
  timing and amount of mine production;

  •
  our ability to retain and attract key personnel;

  •
  technological changes in the mining industry;

  •
  changes in operating, exploration or overhead costs;

  •
  access and availability of materials, equipment, supplies, labor and supervision, power and water;

  •
  results of current and future exploration activities;

  •
  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

  •
  changes in our business strategy;

  •
  interpretation of drill hole results and the geology, grade and continuity of mineralization;

  •
  the uncertainty of reserve estimates and timing of development expenditures;

  •
  litigation or regulatory investigations and procedures affecting us;

  •
  local and community impacts and issues including criminal activity and violent crimes;

  •
  accidents, public health issues and labor disputes;

  •
  our continued listing on a public exchange;

  •
  uncertainty relating to title to mineral properties;

  •
  changes in relationships with the local communities in the areas in which we operate.

        We caution you not to put undue reliance on these statements, which speak only as of the date on which it is made. Further, the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not undertake to, update any forward-looking statements made herein.

 USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

 RATIOS OF EARNINGS TO FIXED CHARGES

        We did not have any fixed charges during four of the five fiscal years ended December 31, 2017 or the quarter ended March 31, 2018. We have provided the coverage deficiency amounts for those periods in which the ratios of earnings to fixed charges indicate less than one-to-one coverage. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

		Year ended December 31,
	Three Months Ended March 31, 2018
		2017	2016	2015	2014	2013
	(in thousands)	(in thousands)
Ratio of earnings to fixed charges(1)	—	—	202x	—	—	—
Deficiency of earnings available to cover fixed charges	(6,349)	(26,003)	—	(45,010)	(419,113)	(201,107)

(1)
Ratio of earnings to fixed charges means the ratio of income (loss) before income taxes and fixed charges to fixed charges, where fixed charges are the interest on indebtedness, amortization of debt expense and estimated interest factor for rentals.

        For the periods presented above, we did not issue any preferred stock.

DESCRIPTION OF DEBT SECURITIES

        As specified in any prospectus supplement, the debt securities will be issued by us and will be our direct obligations. Such obligations may be secured or unsecured, and may be senior, senior subordinated or subordinated indebtedness.

        The debt securities will be issued under one or more separate indentures between us and a designated trustee. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. We will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

        The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. To the extent any prospectus supplement relating to an offering is inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities referred to as "senior securities" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities."

        We may issue the debt securities under this prospectus, in one or more series, in each case as we may establish in one or more supplemental indenture(s). We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series subject to the terms of the indenture.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

  •
  the ranking of the debt securities;

  •
  the aggregate principal amount of the debt securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed, variable or pay-in-kind interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

  •
  any rights affecting the transfer, exchange or conversion of the debt securities;

  •
  the dates from which interest may accrue and any interest payment dates;

  •
  the right, if any, to extend interest payment periods and the duration of any such extensions;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  the covenants of such debt securities;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  the provisions relating to any security provided for the debt securities;

  •
  the provisions relating to any guarantee of the debt securities;

  •
  the provision of annual and/or quarterly financial information to the holders of the debt securities;

  •
  what constitutes an "event of default";

  •
  the remedies for holders of debt securities upon the occurrence of an "event of default";

  •
  the right to make any changes to the indentures or the terms of the debt securities by us and what approval, if any, will be required from the holders of the debt securities;

  •
  the provisions for voting on any changes to the indentures or the terms of the debt securities;

  •
  the requirements for us to discharge, defease or covenant defease the debt securities;

  •
  certain restrictive covenants, which may, among other things, limit our ability, if any, to: (i) grant liens on our assets; (ii) consolidate, merge or transfer property; (iii) make certain types of payments, including dividends; (iv) incur additional debt; (v) sell assets; or (vi) engage in certain lines of business; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

        We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities.

We may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

        If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.

Governing Law

        We anticipate that the indenture(s) and supplemental indenture(s) will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value. As of May 22, 2018, there were a total of 337,086,060 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

        The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our "Articles of Incorporation") and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of the Company's securities. We refer you to the "Anti-Takeover Provisions" subsection below for information regarding provisions that would delay, defer or prevent a change in control of our Company.

Preferred Stock

        We are authorized to issue two shares of preferred stock, no par value per share.

Anti-Takeover Provisions

        Our Articles of Incorporation and our Bylaws include certain provisions that could delay, defer or prevent a change in control of our Company. Among other things, our Articles of Incorporation and Bylaws:

  •
  provide that the authorized number of directors may be fixed from time to time by our Board of Directors; provided, however, that the authorized number of directors shall not be less than three nor more than nine;

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

  •
  provide that special meetings of our shareholders may be called only by our president, the chairman of the Board of Directors, the Board of Directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

        Moreover, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Exchange Listings

        Our common stock is listed on the NYSE and on the TSX, each under the symbol "MUX."

Transfer Agent

        Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare Trust Company, N.A. is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.

 DESCRIPTION OF WARRANTS

        The Company may offer by means of this prospectus warrants for the purchase of its debt securities or common stock, which we refer to as debt warrants and warrants, respectively. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currencies in which the price or prices of such warrants may be payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material U.S. federal income tax considerations; and

  •
  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:

  •
  in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

  •
  in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

  •
  the aggregate number of shares of common stock, debt warrants, warrants or other securities purchasable upon exercise of such subscription rights and the exercise price;

  •
  the aggregate number of subscription rights being issued;

  •
  the extent to which the subscription rights are transferrable;

  •
  the date on which the holder's ability to exercise such subscription rights shall commence and the date on which such right shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  a discussion of material U.S. federal income tax considerations;

  •
  any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

  •
  if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

        Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

        These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Company may issue subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

  •
  the number of subscription receipts;

  •
  the price at which the subscription receipts will be offered;

  •
  the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;

  •
  the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

  •
  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  •
  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

  •
  a discussion of material U.S. federal income tax considerations; and

  •
  any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

 DESCRIPTION OF UNITS

        The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If the Company offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain U.S. federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

 BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, warrants, subscription rights or subscription receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

 PLAN OF DISTRIBUTION

        The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods, or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any public offering price;

  •
  the net proceeds to us;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

  •
  any commissions paid to agents; and

  •
  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The Company may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE and the TSX. Any common stock sold by this prospectus will be listed for trading on the NYSE and the TSX subject to official notices of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and December 31, 2016 and for the years then ended, included in our annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of McEwen Mining Inc. and its subsidiaries for the year ended December 31, 2015, comprising the consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity and cash flows for the year ended December 31, 2015, and the audited carve-out financial statements of the Black Fox Complex as of and for the year ended December 31, 2016, have been audited by KPMG LLP as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon KPMG LLP's reports given on their authority as experts in accounting and auditing.

        The financial statements of Minera Santa Cruz S.A. appearing in McEwen Mining Inc.'s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Estimates of reserves for Minera Santa Cruz S.A. have been incorporated by reference in this prospectus in reliance upon the report of P&E Mining Consultants Inc. Such estimates and related information have been so included in reliance upon the authority of P&E Mining Consultants Inc. as experts in such matters.

LEGAL MATTERS

        The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities, warrants, subscription rights and subscription receipts being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado. In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.